Exhibit 10.37


                         STOCK PURCHASE AGREEMENT

                         KNOWLEDGE SOLUTIONS, INC.


THIS AGREEMENT is made as of the 17th day of May, 1995 by and among Knowledge Solutions, Inc., a Delaware corporation (the "Company"), Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard"), Competitive Technologies, Inc., a Delaware Corporation formerly known as University Patents, Inc. ("CTI") and
Donald Berman, a                   resident ("Berman")
(individually referred to as the "Purchaser" or "Safeguard", "CTI" or "Berman" and collectively referred to as the "Purchasers").


                                 ARTICLE I
                    PURCHASE, SALE AND TERMS OF SHARES

      1.01. The Shares. The Company has authorized the issuance, sale and exchange of a total of 225,000 shares (the "Shares") of its authorized but unissued shares of Class A Common Stock, $.001 par value (the "Stock"), at a purchase price of $1.00 per share to the Purchasers.

      1.02.      Purchase and Sale.

           Subject to the terms and conditions herein set forth, the Company hereby issues and sells to each Purchaser, and each Purchaser (severally but not jointly) hereby purchase the number of Shares set forth opposite such Purchaser's name below.

                              Number of
                          Shares of Class A
Purchaser                    Common Stock                Purchase Price

Safeguard Scientifics
 (Delaware), Inc.              100,000                     $100,000

Competitive Technologies,
 Inc.                           75,000                     $ 75,000

Donald Berman                   50,000                     $ 50,000

  Total:                       225,000                     $225,000



The Company is delivering to each Purchaser a certificate for the Shares, registered in the Purchaser's name (or its nominee), against delivery of a certified check payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, for such Purchaser's purchase price.

      1.03.      Representations by the Purchaser.

           Each Purchaser makes the following representations and warranties for itself only:

           (a) Investment Representations. The Purchaser represents that it is its present intention to acquire the Shares for its own account (and it will be the sole beneficial owner thereof) and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities may not be offered for sale, sold or transferred, in the absence of an effective registration statement under the Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company of the availability of an exemption from registration thereunder."

           (b) Access to Information. Purchaser has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Shares and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

           (c) Sophistication and Knowledge. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares. Purchaser can bear the economic risks of this investment and can afford a complete loss of its investment.

           (d) Lack of Liquidity. Purchaser has no present need for liquidity in connection with its purchase of the Shares.

           (e) Suitability and Investment Objectives. The purchase of the Shares by Purchaser is consistent with the general investment objectives of the Purchaser. The Purchaser understands that the purchase of the Shares involves a high degree of risk in view of the fact that, among other things, the Company is a start-up enterprise, and there may be no established market for the Company's capital stock.

           (f)   Accredited Investor Status.  Purchaser is an
"Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      1.04. Brokers or Finders. Purchaser represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its agents.

                                ARTICLE II
                          CLOSING DOCUMENTATION

      2.01. Documentation at Closing. The Company shall deliver to each Purchaser all of the following materials, each in form and substance satisfactory to the Purchaser:

           (a) A copy of the Certificate of Incorporation of the Company, as amended or restated to date; a copy of the resolutions of the Board of Directors providing for the approval of this Agreement, the issuance of the Shares, and all other agreements or matters contemplated hereby or executed in connection herewith; all of which have been certified by the Secretary of the Company to be true, complete and correct in every particular; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Shares.

           (b) A Good Standing Certificate issued by the Secretary of State of the State of incorporation of the Company and each other jurisdiction in which the Company is required to qualify to do business as a foreign corporation.

           (C) Simultaneously with the closing of this investment, CTI and the Company will enter into an amendment to the KSI-UPI Stock Exchange Agreement originally dated as of September 12, 1994 pursuant to which they will reverse and cancel the exchange of stock made pursuant to the original agreement. The execution of such amendment is a condition to Safeguard's obligation to close under this Agreement.



                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as of the Closing as follows:

      3.01. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and the Voting Agreement, to issue, sell and deliver the Share and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

      3.02. Corporate Action. This Agreement has been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Shares have been duly authorized. The issuance, sale and delivery of the Shares have been duly authorized by all required corporation action; the Shares have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting Agreement, as of the Closing.

      3.03. Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, management or financial condition of the Company. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto. The foregoing sentences include, without limiting their generality, actions pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment or engagement of any of the Company's officers, employees or consultants or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person.

      3.04.      Certain Agreements of Officers and Employees.

           (a) No officer, employee or consultant of the Company is, or is now, to the Company's knowledge, expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or any Purchaser to any liability with respect to any of the foregoing matters.

      (b) No officer, consultant or Key Employee of the Company whose termination, either individually or in the aggregate, could have an adverse effect on the Company, has terminated, or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company.

      3.05. Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement or the Voting Agreement, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

      3.06. Title to Assets, Patents. The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company included in Exhibit 3.07 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

      The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated or under development or now proposed to be developed by the Company, and the conduct of its business as now operated and as now proposed to be operated and the development, manufacture and distribution of the products under development or now proposed to be developed by the Company does not and will not conflict with or infringe upon the intellectual property rights of others. Descriptions of certain Intellectual Property Rights and products under development or now proposed to be developed by the Company is contained in Exhibit 3.06. Such descriptions do not necessarily describe all Intellectual Property Rights and products under development or proposed to be developed
by the Company.   A complete list of licenses and registrations of
such Intellectual Property rights is attached hereto as Exhibit
3.06. Except as set forth on Exhibit 3.06, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Except pursuant to the terms of any licenses specified on Exhibit 3.06, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights, no other Person has any right, title or interest in or to such Intellectual Property and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company, whether requiring payment of royalties or not.

      The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed a nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or any employee of the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company.

      3.07. Financial Information. The financial statements of the Company as of December 31, 1994 and as of March 31, 1995 (the "Financial Statement Date"), in each case including the Company's Statement of Income and Balance Sheet, attached hereto as Exhibit 3.07, present fairly the financial position of the Company as at the date or dates thereof and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence in the March 31, 1995 financial statements of footnotes and normal non-material year-end adjustments (the "Financial Statements"). The Company does not have, and has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements. Except as set forth in Exhibit 3.07, since the Financial Statement Date (i) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company; (ii) neither the business, financial condition, operations, prospects or affairs of the Company nor any of its properties or assets, including without limitation, its Intellectual Property Rights, have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock, except as set forth on
Exhibit 3.07.

      3.08. Taxes. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

      3.09. ERISA. The Company presently makes no contributions to any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      3.10.      Transactions with Affiliates.   Except as set forth
in Exhibit 3.10, there are no outstanding loans, obligations, leases, royalty agreements or other continuing transactions between the Company and any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

      3.11. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

      3.12. Disclosure. Neither this Agreement, the Financial Statements, nor any other agreement, document, certificate, statement, whether oral or written, furnished to any of the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

      3.13. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

      3.14. Capitalization; Status of Capital Stock. As of the Closing, the Company capitalization (including all outstanding options, warrants, rights, and convertible securities) will be as set forth in Exhibit 3.14 hereto. The Shares when issued and delivered in accordance with the terms hereof. None of the Company's outstanding securities or authorized capital stock or the Shares are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

      3.15. Insurance. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.

      3.16. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

      3.17. Environmental and Safety Laws. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation.


                                ARTICLE IV
                               MISCELLANEOUS

      4.01. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, upon the written agreement of the parties hereto. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      4.02. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

      4.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

      4.04. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

KNOWLEDGE SOLUTIONS, INC.               SAFEGUARD SCIENTIFICS
                                        (DELAWARE), INC.



By: S/  Frank R. McPike, Jr.            By: S/ Donald R. Caldwell
Title: Vice President                   Title: President

COMPETITIVE TECHNOLOGIES, INC.


By: S/ George M. Stadler
Title: President                        DONALD BERMAN